Exhibit 10.25

Exhibit 10.25

FIRST Amendment to LEASE AGREEMENT

This First Amendment to Lease Agreement (this “First Amendment”) is made as of November 7, 2022 by and between HCP LS REDWOOD CITY, LLC, a Delaware limited liability company (“Landlord”) and BOLT BIOTHERAPEUTICS, INC., a Delaware corporation (“Tenant”).

R E C I T A L S

A.
Landlord and Tenant entered into that certain Lease dated August 7, 2020 (the "Lease"), pursuant to which Landlord leases to Tenant and Tenant leases from Landlord approximately 71,646 rentable square feet of space (the "Premises") comprised of the entirety (45,690 rentable square feet) of the building located at 800 Chesapeake Drive, Redwood City, California and 25,956 rentable square feet on the second (2nd) floor of the building located at 900 Chesapeake Drive, Redwood City, California (the “Premises”)
B.
Landlord and Tenant are executing this First Amendment in order to modify certain terms of the Lease.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this First Amendment.
2.
Additional TI Allowance.
a.
Utilization. Landlord and Tenant acknowledge and agree that Tenant has utilized Seven Hundred Twenty-Five Thousand One Hundred Ninety and 81/100 Dollars ($725,190.81) of the Additional TI Allowance with respect to the Premises, as more particularly described in Section 4(b) of the Tenant Work Letter attached as Exhibit B to the Lease (the “Work Letter”).
b.
Confirmation of Additional TI Allowance Payment Amount. Pursuant to the terms of Section 4(b) of the Work Letter, beginning on January 1, 2022 and continuing on the first (1st) day of each month for the remainder of the initial Term, and in addition to the obligations of Tenant for Base Rent and other amounts due and owing under the Lease, Tenant was to pay to Landlord as Additional Rent pursuant to the terms of the Lease the sum of $9,468.33 as the Additional TI Allowance Payment, which represents the amount of the Additional TI Allowance amortized over the remaining initial Term of the Lease at nine percent (9%).
c.
Lump Sum Payment. Landlord and Tenant acknowledge and agree that Tenant has not yet begun remitting the Additional TI Allowance Payment to Landlord. The amount currently due and owing with respect to the Additional TI Allowance Payment through and including the October 1, 2022 payment is $94,683.30, which shall be paid by Tenant to Landlord without penalty or late charge within thirty (30) days following the date on which this First Amendment is executed by Landlord and Tenant and a fully-executed copy is returned to Tenant, and Tenant’s failure to make such payment before such date shall not be considered a violation of the Lease.
d.
Continuing Payments. Tenant shall begin remitting the remaining monthly Additional TI Allowance Payments of $9,468.33 to Landlord beginning with the November 1, 2022 payment and continuing on the first (1st) day of each month for the remainder of the initial Term (i.e., the last such payment shall be due on May 1, 2031) as Additional Rent pursuant to the terms of the Lease.

3.
No Further Modification. Except as amended by this First Amendment, the Lease is not otherwise amended, and the Lease remains in full force and effect, as amended hereby. In the event of a conflict between the terms of this First Amendment and the terms of the Lease, the terms of this First Amendment shall control.
4.
Counterparts. This First Amendment may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Further, the parties agree that this First Amendment may be signed and/or transmitted by electronic mail of a .PDF document or electronic signature (e.g., DocuSign or similar electronic signature technology) and thereafter maintained in electronic form, and that such electronic record shall be valid and effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that the electronic signatures appearing on this First Amendment shall be treated, for purpose of validity, enforceability and admissibility, the same as hand-written signatures.
5.
No Senior Interests. Landlord hereby remakes the representation in the first sentence of Section 18 of the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the date first above written.

LANDLORD:
HCP LS REDWOOD CITY, LLC a Delaware limited liability company By: /s/ Scott R. Bohn Name: Scott R. Bohn Title: Chief Development Officer
TENANT: BOLT BIOTHERAPEUTICS, INC., a Delaware corporation By: /s/ Grant Yonehiro Name: Grant Yonehiro Title Chief Business Officer